                                                                    Exhibit 10.5
                                                                    ------------


THIS LEASE made the 29th day of December, 1999.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN:

          786473 ONTARIO LIMITED


          hereinafter called "the Landlord"
                                                             OF THE FIRST PART

AND:

          ENTRUST TECHNOLOGIES LIMITED

          hereinafter called "the Tenant"

                                                            OF THE SECOND PART

AND:

          ENTRUST TECHNOLOGIES INCORPORATED

          hereinafter called "the Guarantor"


                                                            OF THE SECOND PART

BACKGROUND

1. The Landlord is the owner of those lands and premises ("the Reserved Premises") located within the City of Kanata, Regional Municipality of Ottawa-Carleton, being the lands legally described as Part of Lots 8 and 9, Concession 3, Township of March, now in the City of Kanata, Regional Municipality of Ottawa-Carleton described as parts 1, 2, 3, 8 and 9 on plan 4R-l5831 ("the Reference Plan"),

2. The Tenant will be entering into a lease ("the Main Lease") with 3559807 Canada Inc. with respect to certain lands and premises ("the Main Premises") abutting the Reserved Premises and legally described as Part of Lot 8, Concession 3, Township of March, now in the City of Kanata, Regional Municipality of Ottawa-Carleton described as parts 4, 5, 6 and 7 on the Reference Plan.

3. The Landlord and the Tenant have agreed that the Tenant is to lease the Reserved Premises from the Landlord and this Lease is being entered into in order to evidence same.
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                                                                               2

DEMISE

4. WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant, to be paid, observed and performed, the Landlord by these presents does demise and lease unto the Tenant the Reserved premises.

TERM

5. The term of this Lease ("the Term") is to be for a period commencing on the Commencement Date (as defined in the Main Lease) and terminating:

     (a) with respect to that portion of the Reserved Premises designated as parts 1, 2, and 3 on the Reference Plan ("the North Expansion Lands"), on the earlier of:

          (i)  the fifth (5th) anniversary of the Commencement Date; and

          (ii) ninety (90) days after the date on which the Tenant notifies the Landlord that the Term is to be at an end;

     (b) with respect to that portion of the Reserved Premises designated as parts 8 and 9 on the Reference Plan ("the Phase 2 Lands"), on the earlier of:

          (i) the Termination Date (as defined in the Main Lease, as extended by the provisions of the Main Lease, if applicable); and

          (ii) ninety (90) days after the date on which the Tenant notifies the Landlord that the Term is to be at an end; and

     (c) with respect to any portion of the Reserved Premises, once a lease has been entered between the Landlord and the Tenant with respect to an Additional Premises (and then only in respect of that portion of the Reserved Premises that is the subject of such new lease).

RENTAL

6. The Tenant agrees to pay to the Landlord during each year of the Term rent ("the Rent") calculated as being the aggregate of the following:

          (i) 13.5% of the amount obtained by multiplying the area, expressed in acres, of the North Expansion Lands by $150,000.00 (which amount is to increase yearly on each anniversary of the Commencement Date commencing on the second (2nd) anniversary of the Commencement Date by the percentage increase, if any, in the Consumer Price Index (all items, Ottawa) ("CPI") in effect on each said anniversary date over the CPI in effect as of the Commencement Date);

          (ii) the amount payable by the Landlord on account of real estate taxes applicable to the Reserved Premises for such year; and
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                                                                               3

          (iii) Operating Expenses (as defined in the Main Lease) with respect to the Phase 2 Lands.

          The Rent shall be payable by the Tenant to the Landlord in and by way of even, equal, consecutive monthly installments each on the first
          (1st) day of each month of the Term. Partial months are to be prorated.

USE OF THE RESERVED PREMISES

7. The Reserved Premises are to be used only for recreational purposes, and then only in conjunction with the Tenant's use of the Main Premises. The Tenant agrees that:

     (a) the Landlord shall be permitted to construct from time to time parking areas within the Phase 2 Lands (which parking areas are to be used solely by the occupants from time to time of the Main Premises);

     (b) the Landlord shall be permitted to locate therein such services and grant such easements therein as the Landlord may require from time to time to service the Main Premises, the Expansion Lands and other portions of the subdivision within which the Main Premises and the Expansion Lands are located.

     The Tenant shall not be permitted to carry out any improvements to the Reserved Premises without the prior written approval by the Landlord of the Tenant's plans and specifications (the plans so approved to be herein referred to as "the Approved Plans and Specifications") as well as the consent of the Landlord. The Landlord agrees that it will not unreasonably withhold its consent to an improvement so long as:

                (a) the Tenant abides by the provisions of any site development or subdivision agreement applicable to the Reserved Premises in terms of carrying out such improvement, including, without limitation, any such provision dealing with the preservation of natural landscaping and vegetation;

                (b) the improvement does not include any permanent structure;

                (c) any and all permits required from any governmental authority having jurisdiction with respect to the Reserved Premises have been obtained by the Tenant at its expense; and

                (d) the implementation of the improvement has been carried out in accordance with the Approved Plans and Specifications; and

                (e) the Tenant agrees to restore the Reserved Premises at its expense at the end of the Term to the condition they were in prior to the improvement being carried out. Notwithstanding the foregoing, any restoration with respect to Additional Premises (as hereinafter defined) shall be dealt with in the lease or other agreement relating to the construction of the Additional Premises.
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                                                                               4

     In any other event the Landlord's consent may be unreasonably withheld.

COVENANT TO PAY RENT

8.   The Tenant covenants with the Landlord to pay Rent.

ASSIGNMENT

9. The Tenant will not assign this Lease or sub-let the whole or any part of the Reserved Premises without consent, which consent may be unreasonably withheld and/or delayed. This Lease shall be deemed to have been assigned with consent to a permitted assignee of the Main Lease. The Tenant hereby waives and renounces the benefit of any present or future act of the Legislature of Ontario which would allow the Tenant to assign this Lease or sub-let the Reserved Premises without consent of the Landlord.

RISKS OF INJURY

10. The Tenant agrees that the Tenant shall indemnify and save harmless the Landlord for any accident, injury (including death) or damage whatsoever or howsoever caused to any person or persons (including the Tenant, its employees, agents and invitees, any subtenant or licensee of the Tenant and all other persons claiming through or under any of them) or to the property of any such person or persons occurring during the Term, caused by want of repair to or by the use or occupation of the Reserved Premises (the foregoing to be restricted to matters against which the Tenant is not insured nor obliged to be insured pursuant to this Lease). Notwithstanding the foregoing, the Landlord agrees that in the event that any such injury or damage is caused by the acts or omissions of the Landlord or those for whom the Landlord is in law responsible, the Tenant shall not be bound to indemnify and save harmless the Landlord for same (with the Landlord agreeing to indemnify and save harmless the Tenant with respect to any such matter).

INSURANCE

11. During the Term, the Tenant shall at its expense maintain in force comprehensive general liability insurance against claims for personal injury, death or property damage arising out of all of its operations at the Reserved Premises in an amount of no less than Five Million Dollars ($5,000,000.00) per occurrence. The Landlord, the Landlord's mortgagees and the Tenant shall be named as an additional insured in respect of the insurance policy. The Landlord shall on request being made by the Tenant provide the Tenant with proof of the said insurance coverage.

FURTHER LEASING OF THE RESERVED PREMISES

12. In the event that the Tenant wishes to cause the Landlord to construct any improvements in the nature of a building within the Reserved Premises for the Tenant's use (such improvements to be referred to herein as "Additional Premises"), the Tenant shall give written notice thereof to the Landlord ("Tenant's Notice"). The Landlord and the Tenant agree that unless mutually agreed to as part of the negotiations detailed below, any such building shall be constructed on the Phase 2 Lands, and the North Expansion Lands will be used for such building's associated parking and landscaping. The Landlord and the Tenant shall negotiate in good faith within the ninety (90) day period next following the receipt by the Landlord of the
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                                                                               5

Tenant's Notice as to the location, configuration and area of the Reserved Premises upon which the Additional Premises are to be erected, the area of the Additional Premises, and all matters as may be necessary for the parties to achieve agreement in respect of the construction of the Additional Premises and the terms and conditions of a further lease to be entered into with respect to the Additional Premises ("the Additional Lease") including term, rental rate and such other matters as the parties may deem appropriate; provided, however, that in such negotiations the parties agree that the location, size and configuration of the Additional Premises must be in conformity with a plan to be developed by the Landlord with respect to the development of the Reserved Premises; without limiting or restricting the generality of the foregoing, the location, configuration and size of the land comprising the Additional Premises must not compromise the marketability of the remaining portion of the Reserved Premises (should the Additional Lease not be for the whole of the Reserved Premises), the Additional Premises must be of such style and design and composed of such materials such that the Additional Premises and the Building (as defined in the Main Lease) and any other buildings erected pursuant to the provisions hereof shall appear to form part of a single integrated project. In the event that the parties cannot achieve agreement in respect of any of the foregoing matters within the ninety (90) day delay, notwithstanding their good faith efforts, then both Landlord and Tenant shall be relieved of any further obligation to negotiate further in respect of the subject matter of the Tenant's Notice.

DEFAULT

13.  In any of the events following, namely:

     (a) if the Tenant shall fail to pay the Landlord any installment of Rent or any other amount payable hereunder after it shall have become due and payable as herein provided so long as the Landlord has notified the Tenant in writing of its default and the Tenant has not rectified the said default within ten (10) days of being notified of same;

     (b) if the Tenant or Guarantor shall be declared dissolved, bankrupt or wound-up or shall make any general assignment for the benefit of its creditors or take or attempt to take the benefit of any insolvency, winding-up or bankruptcy legislation or if a petition in bankruptcy or in winding-up or for reorganization shall be filed by or granted against the Tenant or Guarantor or if a receiver or trustee be appointed for or enter into physical possession of the property of the Guarantor, or any part thereof;

     (c) if the Tenant shall assign, sublet or permit the use of the Premises by others without the consent of the Landlord (which consent is to be provided or withheld in accordance with section 9 of this Lease);

     (d) if the Tenant is in default of the Main Lease (or, in the event that the Main Lease contains a period within which the Tenant is able to cure a default, such period expires without the default being cured);

     (e) if the Tenant shall default in the performance of any of its other obligations under this Lease so long as the Landlord has notified the Tenant in writing of its default
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                                                                               6

          and the Tenant has not rectified the said default within fifteen (15) days of being notified of same (or such longer period of time as is necessary for the Tenant to remedy such default (provided the Tenant promptly commences and thereafter continues diligently to remedy such default)), this Lease may be terminated at the option of the Landlord without further notice to the Tenant to such effect. It is expressly agreed that such right of termination shall be in addition and without prejudice to all other rights as provided by law or herein, and the Landlord may re-enter the Reserved Premises to have again, repossess and enjoy, as of its former estate, anything herein contained to the contrary notwithstanding and re-let the Reserved Premises to whomsoever it may choose without further notice or demand being necessary and may recover from the Tenant all amounts due hereunder at the date of such termination, and Rent for the three (3) months next succeeding the date of such termination or such longer period as may be allowed by law, all of which shall immediately become due and payable. Thereafter the Tenant shall pay to the Landlord, as liquidated damages until the end of the Term, an amount equivalent to the rental provided in this Lease, less the sum of the net receipts (if any) derived by the Landlord from the re-letting of the Reserved Premises. Any sums received by the Landlord from or for the account of the Tenant when the Tenant is in default hereunder may be applied, at the Landlord's option, to the satisfaction in whole or in part of any obligation of the Tenant then due hereunder in such manner as the Landlord sees fit and regardless of any imputation by law or any designation or instruction of the Tenant to the contrary. The Landlord agrees that so long as any default by the Tenant is rectified within the time period hereinbefore provided, the default shall be deemed to have not occurred.

NOTICES

14.  For the purpose of all notices to the Landlord, the Landlord's address is:


     c/o  Canderel Management Inc.
          2000 Rue Peel
          Suite 900
          Montreal, Quebec
          H3A 2W5

          Attn:  President

          Fax No.:  (514) 284-1054

          with a copy to:
          Canderel Management Inc.
          1145 Hunt Club Road,
          Suite 220,
          Ottawa, Ontario,
          K1V OY3
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                                                                               7

          Fax No.:  (613) 738-6196

          Attention:  The Senior Vice-President;

     and in respect of the Tenant, the Tenant's address is:

          c/o Entrust Technologies Incorporated
          One Preston Park South
          Suite 400
          4975 Preston Park Blvd.
          Plano, TX
          USA 75093

          Attention:  Controller

          Fax:  (972) 943-7305

          with a copy to:
          (a)  prior to the Commencement Date,
          Entrust Technologies Limited
          750 Heron Road
          Suite E08
          Ottawa, Ontario
          K1V 1A7

          Attention:  The Facilities Manager

          Fax:  (613) 247-3663

          (b) on or after the Commencement Date, at the Main Premises; and for the purpose of all notices to the Guarantor, the Guarantor's address is:

          Entrust Technologies Incorporated
          One Preston Park South
          Suite 400
          4975 Preston Park Blvd.
          Plano,TX
          USA 75093

          Attention:  Controller

          Fax:  (972) 943-7305

     Notwithstanding the foregoing, any of the parties may notify the other of a change of address in which event all official notices shall thereafter be sent to the last address of which notice is given. All notices required or permitted to be given by any of the parties to the other shall be in writing and sent by registered mail (postage prepaid and return receipt requested), delivered personally, delivered by courier or delivered by bailiff or sent by facsimile machine during Business Hours (as defined in the Main Lease) to the numbers set out above.

OVERHOLDING

15. It is hereby agreed that should the Tenant hold over after the end of the Term and the Landlord thereafter accept rent for the Reserved Premises, the Tenant shall hold the Reserved Premises as a monthly tenant only of the Landlord at one and one-half (1 1/2) times that Rent and otherwise subject in all other respects to the Terms and conditions of this Lease.

GUARANTEE

16.

     (a) The Guarantor, in consideration of the sum of One Dollar ($1.00) now paid by the Landlord to the Guarantor (the receipt whereof is hereby acknowledged) and other valuable consideration, hereby directly and unconditionally guarantees to and covenants with the Landlord that the Tenant will duly perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including the payment of rent and all other sums and payments agreed to be paid or payable under this Lease on the days and at the times and in the manner herein specified, and that if any default shall be made by the Tenant, whether in payment of any rent or other sums from time to time falling due hereunder as and when the same become due and payable or in the performance, observance or keeping of any of the said covenants, provisos, conditions or agreements which under the terms of this Lease are to be performed, observed or kept by the Tenant, the Guarantor will forthwith pay to the Landlord on demand the said rent and other sums in respect of which such default shall have occurred and all damages that may arise in consequence of the non-observance or non-performance of any of the said covenants, provisos, conditions or agreements.

     (b) The Guarantor covenants with the Landlord that the Guarantor is jointly and severally bound with the Tenant for the fulfillment of all obligations of the Tenant under this Lease. In the enforcement of its rights hereunder, the Landlord may proceed against the Guarantor as if the Guarantor were named Tenant hereunder.

     (c) The Guarantor hereby waives any rights to require the Landlord to proceed against the Tenant or to take or perfect or proceed against or to exhaust any security held from the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor.

     (d) No neglect or forbearance of the Landlord in endeavoring to obtain payment of the Rent reserved herein or other payments required to be made under the provisions of this Lease as and when the same become due, no delay of the Landlord in taking any steps to enforce performance or observance of the several covenants, provisos or conditions contained in this Lease to be performed, observed or kept by the Tenant, no extension or extensions of time which may be given by the Landlord from time to time to the Tenant, and no other act or failure to act of or by the Landlord shall release, discharge or in any way reduce the obligations of the Guarantor under the guarantee contained in this Section.

     (e) In the event of a termination of this Lease other than by a surrender accepted by the Landlord (including without limitation repudiation by the Tenant under applicable bankruptcy legislation), or in the event of the bankruptcy or insolvency of the Tenant, or in the event of a disclaimer of this Lease pursuant to any statute, the Guarantor agrees to pay to the Landlord all rents or other amounts payable hereunder for the full term of this Lease notwithstanding any such disclaimer, bankruptcy, insolvency, or determination and the Guarantor shall be deemed to have executed a new lease for the Premises between the Landlord as Landlord and the Guarantor as Tenant for term equal in duration to the residue of the term remaining unexpired at the date of such termination or such disclaimer. Such lease shall contain the like Landlord's and Tenant's obligations respectively and the like covenants, provisos, agreements and conditions in all respects (including the proviso for re-entry) as are contained in this Lease.

     (f) The Guarantor confirms and acknowledges that the liability of the Guarantor hereunder shall remain in full force and effect throughout any such renewals or extensions. In addition, the Landlord may deal with the Tenant with respect to any modification to the terms and conditions of this Lease and/or any security held from the Tenant as the Landlord sees fit and the liability of the Guarantor hereunder shall remain in full force and effect and will include any covenants, provisoes, conditions or agreement resulting front such modification.

     (g) The Guarantor hereby submits to the jurisdiction of the courts of the Province of Ontario in any action or proceeding whatsoever by the Landlord to enforce its rights hereunder.

MISCELLANEOUS

17.

     (a)  Sale or Lease by Landlord: In the event of any sale or lease of the
          -------------------------
          Reserved Premises, the Landlord shall be and hereby is entirely released and relieved front all covenants and obligations of the Landlord hereunder (except for any liability or obligations outstanding at the time of the sale or lease of the Reserved Premises) or arising in respect of the period prior to the sale or lease of the Reserved Premises) provided such purchaser or lessee agrees to assume and carry out any and all such covenants and obligations (except for any liability or obligations outstanding at the time of the sale or lease of the Reserved Premises or arising in respect of the period prior to the sale or lease of the Reserved Premises)

     (b)  Amendment of Lease: No assent or consent to changes in or waiver of
          ------------------
          any part of this Lease shall be deemed or taken as made unless the same be done in writing and attached to or endorsed hereon by Landlord and Tenant. No covenant or term of the present lease stipulated in favour of the Landlord or Tenant shall be waived, except by express written consent of the other, whose forbearance or indulgence in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed; and until complete performance of the said covenant, term or condition, the applicable party shall be entitled to invoke any remedies available under this Lease or by law despite such forbearance or indulgence.

     (c)  Late Payments: The acceptance by the Landlord of any postdated cheque
          -------------
          or money owing for Rent or additional rent after its due date is to be considered as a mode of collection only, without novation of, nor derogation from any of Landlord's rights, recourses and actions in virtue of this Lease which demands punctual payment of all obligations. All sums owing by either the Landlord or the Tenant under this Lease not paid when due shall thereafter bear interest at a rate equivalent to two percent (2%) per annum above the prime lending rate of The Toronto-Dominion Bank front time to time in effect.

     (d)  Tenant (and Guarantor, if applicable): All the covenants herein
          -------------------------------------
          contained shall be deemed to have been made by and with the heirs, executors, administrators and permitted assigns or successors of each of the parties hereto, and if more than one Tenant (or Guarantor, if applicable), the covenants herein contained on the part of the Tenant (or Guarantor, if applicable) shall be construed as being several as well as joint and where necessary reference to the Tenant (or Guarantor, if applicable) as being of the masculine gender or in the singular number shall be construed as being in the feminine or neuter gender or in the plural number.

     (e)  Brokerage Commission: As part of the consideration for the granting of
          --------------------
          this Lease, the Tenant represents and warrants that no broker, agent or other intermediary introduced the parties or negotiated or was instrumental in negotiating or consummating this Lease.

     (f)  Registration of Lease: Tenant shall not register this Lease at length
          ---------------------
          but only by notice thereof and then only after the form and terms of such notice have been approved in writing by the Landlord or its legal counsel, the whole at the cost of the Tenant, including the cost of registration and a copy for the Landlord. Should a notice of this Lease be registered, the Tenant shall, at the termination of this Lease, execute a release of lease in form and content satisfactory to the Landlord.

     (g)  Additional Rent: In addition to Rent, all other monies payable
          ---------------
          pursuant to this Lease, as well as all sales, business transfer, goods and services and value added taxes, rates and duties or similar taxes, rates and duties which may at any time hereafter be imposed upon or by reference to the Rent and other sums owing by Tenant hereunder shall be payable by Tenant to Landlord immediately when due without reduction, deduction or compensation whatsoever and shall be additional rent and collectable as such.

     (h)  Rights Cumulative: No right or remedy herein conferred upon or
          -----------------
          reserved to the Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but such rights shall be cumulative and in addition to every other right or remedy herein or by law provided.

     (i)  Performance by the Landlord: If the Tenant fails to pay any sum to any
          ---------------------------
          third party or perform any other obligation under this Lease, the Landlord may, after fifteen (15) days written notice to the Tenant, pay the said sum or perform the said obligation in the place and stead of the Tenant who shall be thereupon obliged to repay the said sum and/or reimburse any costs incurred by the Landlord in performing such obligation, together with a fee equal to fifteen percent (15%) of the amount paid or the costs incurred, as the case may be, the whole without prejudice to any other rights or recourses of the Landlord which may accrue in the circumstances.

     (j)  Severability: If any clause or provision herein contained shall be
          ------------
          adjudged invalid, the same shall not affect the validity of any other clause or provision of this Lease, or constitute any other cause of action in favour of either party against the other.

     (k)  Governing Law: This agreement shall be construed and interpreted in
          -------------
          accordance with the laws of the Province of Ontario.

     (l)  Captions: The captions appearing in this Lease have been inserted as a
          --------
          matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provision thereof.

     (m)  Time of Essence: Time is of the essence of this Lease.
          ---------------

IN WITNESS WHEREOF the parties have executed these presents.


                                      786473 ONTARIO LIMITED

                               Per:   /s/ Douglas Pascal
                                      ______________________________________
                               Name:  Douglas Pascal

                               Per:   ______________________________________
                               Name:

I/We have authority to bind the Corporation.


                                      ENTRUST TECHNOLOGIES LIMITED

                               Per:   /s/ David L. Thompson
                                      ------------------------------------------
                               Name:  David L. Thompson, Chief Financial Officer

                               Per:   ______________________________________
                               Name:

I/We have authority to bind the Corporation.


                                      ENTRUST TECHNOLOGIES INCORPORATED

                               Per:   /s/ David L. Thompson
                                      ------------------------------------------
                               Name:  David L. Thompson, Chief Financial Officer

                               Per:   ______________________________________
                               Name:

I/We have authority to bind the Corporation.